UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2020

SUMMIT NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-199108	35-2511257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
205-1571 West 57th Avenue, Vancouver, BC V6P 0H7, Canada
(Address of principal executive offices)

Registrant's telephone number:

(646) - 269 - 4052

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 -Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officers

On March 9, 2020, Mr. Chi Ming Tso tendered her resignation as Chief Executive Officer, President and Director to the Board of Directors (the “Board”) of Summit Networks, Inc. (the “Company”), effective immediately. Mr. Tso’s resignation from the Board and departure from the Company are for personal reasons and are not due to any disagreement with the Company. In addition, on March 9, 2020, Mr. Fat Kwong Chan tendered his resignation as Treasurer and Secretary, effective immediately. Mr. Chan’s departure from the Company is for personal reasons and is not due to any disagreement with the Company.

Resignation of Directors

On March 9, 2020, each of Mses. Fengming Su and Yaya Zhang, and Mr. Xiang Yang Chang tendered their respective resignations as Directors to the Board, effective immediately. Each director resigned for personal reasons and not due to any disagreement with the Company.

Appointment of Directors

On March 9, 2020, following the resignation of directors, Ms. Shuhua Liu, the sole remaining director, took action to reduce the size of the Board from five directors to two directors. Thereafter, on March 9 2020, the Board appointed Chao Long (Charlene) Huang, the Company’s Chief Financial Officer, to fill the sole vacancy on the Board. There are no arrangements or understandings between Ms. Huang and any other persons pursuant to which Ms. Huang was appointed as Director of the Company. There are no family relationships between Ms. Huang and any other directors or executive officers of the Company. There are no transactions to which the Company is or was a participant and in which Ms. Huang has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There is no material plan, contract or arrangement to which Ms. Huang is a party or in which she participates that was entered into.

Chao Long (Charlene) Huang, age 68, has served as Chief Financial Officer of the Company since May 2019. Ms. Huang has also been serving as Chief Executive Officer of Zenox Enterprises Ltd., a trading company based in Canada, since 2005. From 1993 to 2016, Ms. Huang served as Chief Executive Officer for various companies, including Shanghai Wellson Welding Materials Import & Export Co. Ltd., Shanghai Flying Dragon Mineral Products Co. Ltd. and Shanghai Starlink Forwarding Co. Ltd. Ms. Huang received an associate degree from China Anhui Huangshan Forestry College in 1975 and a Bachelor of Arts degree from China Nanjing Teacher-training University in 1991.

Appointment of Officers

On March 9, 2020, Ms. Liu, a director of the Company, was appointed to serve as the Company’s Chief Executive Officer and Chairman. There are no arrangements or understandings between Ms. Liu and any other persons pursuant to which Ms. Liu was appointed as Chief Executive Officer or Chairman of the Company. There are no family relationships between Ms. Liu and any other directors or executive officers of the Company. There are no transactions to which the Company is or was a participant and in which Ms. Liu has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There is no material plan, contract or arrangement to which Ms. Liu is a party or in which she participates that was entered into.

In addition, Ms. Huang, the Company’s Chief Financial Officer, was also appointed to serve as the Company’s Treasurer and Secretary on March 9, 2020. Please see the details referenced above.

Shuhua Liu, age 49, has served as a Director of the Company since June 2019. She has also been serving as the President of Hebei Jingxin Group, a construction company in China, since 2015. Prior to that, Ms. Liu served as the Executive Deputy General Manager of Hebei Jingxin Group from 2010 to 2015. Ms. Liu received her Bachelor of Arts degree from National Open University in 2016, China and MBA degree from Business School Netherlands of Tsinghua University of Beijing in 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 9, 2020	SUMMIT NETWORKS, INC. By: /s/ Shuhua Liu Name: Shuhua Liu Title: Chief Executive Officer